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                                       AGREEMENT AND PLAN OF REORGANIZATION


         THIS AGREEMENT AND PLAN OF  REORGANIZATION  (the  "Agreement")  is made as of this 31st day of August 2007 by and between American Century California  Tax-Free and Municipal Funds, a Massachusetts  business trust, with its principal place of business at 4500 Main Street,  Kansas City, Missouri  64111-0141 (the "Trust"),  with respect to its  California  Tax-Free  Bond  Fund  (the  "Acquiring  Fund"),  and the  Trust  with  respect  to its  California
Limited-Term Tax-Free Fund (the "Acquired Fund" and, collectively with the Acquiring Fund, the "Funds").

                                                     RECITALS

         This  Agreement  is  intended  to be, and is adopted  as, a plan of  reorganization  within the meaning of
Section-368  of the  United  States  Internal  Revenue  Code of 1986,  as amended  (the  "Code")  and the  Treasury
Regulations  promulgated  thereunder.  The  reorganization  will consist of: (i) the  transfer of all of the assets of the Acquired Fund in exchange for Investor Class Shares of the Acquiring  Fund  ("Acquiring  Fund Shares");  and
(ii) the  distribution  of Investor  Class Shares of the Acquiring  Fund to the holders of Investor Class shares of the Acquired Fund and the  liquidation of the Acquired Fund as provided  herein,  all upon the terms and conditions set forth in this Agreement (the "Reorganization").

         WHEREAS,  the Acquired Fund and  Acquiring  Fund are both  separate  series of the Trust,  the Trust is an open-end,  registered  management  investment  company and the Acquired  Fund owns  securities  that  generally are assets of the character in which the Acquiring Fund is permitted to invest;

         WHEREAS, each of the Acquiring Fund and the Acquired Fund is authorized to issue its respective shares;

         WHEREAS,  the  Trustees  of the  Trust  have  determined  that the  Reorganization,  with  respect  to the
Acquiring  Fund,  is in  the  best  interests  of the  Acquiring  Fund  and  that  the  interests  of the  existing shareholders of the Acquiring Fund will not be diluted as a result of the Reorganization; and

         WHEREAS,  the Trustees of the Trust have determined that the Reorganization,  with respect to the Acquired
Fund,  is in the best  interests of the Acquired Fund and that the  interests of the existing  shareholders  of the
Acquired Fund will not be diluted as a result of the Reorganization.

                                                     AGREEMENT

         NOW,  THEREFORE,  in  consideration  of the premises and of the covenants and agreements  hereinafter  set forth, the parties hereto covenant and agree as follows:

ARTICLE I

TRANSFER OF ASSETS OF THE ACQUIRED FUND IN EXCHANGE FOR ACQUIRING FUND SHARES AND LIQUIDATION OF THE ACQUIRED FUND

         1.1  THE  EXCHANGE.  Subject  to the  terms  and  conditions  contained  herein  and on the  basis  of the representations  and warranties  contained  herein,  the Acquired Fund agrees to transfer all of its assets, as set forth in  paragraph 1.2,  to the Acquiring Fund. In exchange,  the Acquiring Fund agrees to deliver to the Acquired
Fund the number of full and  fractional  Acquiring  Fund Shares,  determined by dividing the assets of the Acquired
Fund,  computed  in the manner and as of the time and date set forth in  paragraph  2.1 by the net asset  value per share  of  the  Acquiring  Fund  Shares  computed  in the  manner  and  as of  the  time  and  date  set  forth  in paragraph 2.2.  Holders of Investor  Class shares of the Acquired  Fund will receive  Investor  Class shares of the
Acquiring  Fund.  Such  transaction  shall  take  place  at  the  closing  on  the  Closing  Date  provided  for in paragraph 3.1.

         1.2 ASSETS TO BE ACQUIRED.  The assets of the  Acquired  Fund to be acquired by the  Acquiring  Fund shall consist  of  property  having a value  equal to the  total net  assets of the  Acquired  Fund,  including,  without limitation,  cash,  securities,  commodities,  interests in futures and dividends or interest receivable,  owned by the Acquired Fund and any deferred or prepaid  expenses  shown as an asset on the books of the Acquired Fund on the
Closing Date.

         The Acquired  Fund has provided the  Acquiring  Fund with its most recent  audited  financial  statements, which  contain a list of all of the Acquired  Fund's  assets as of the date of such  statements.  The Acquired Fund hereby  represents  that as of the date of the  execution  of this  Agreement,  there  have been no  changes in its financial  position as reflected  in such  financial  statements  other than as the result of changes in the market values of securities  or otherwise  occurring in the ordinary  course of business in  connection  with the purchase and sale of  securities,  the issuance and  redemption of Acquired Fund shares and the payment of normal  operating expenses, dividends and capital gains distributions.

         1.3  LIABILITIES  TO BE  DISCHARGED.  The  Acquired  Fund  will  discharge  all  of  its  liabilities  and obligations prior to the Closing Date other than the ordinary course  liabilities  reflected in the Acquired Fund's net asset value  incurred by the Acquired Fund prior to the Closing Date in connection  with its on-going  business operations  (including  accrued fees and expenses and  payables for  securities  purchased or for shares  redeemed)
("Acquired Fund Ordinary Course Liabilities").  Subject to the terms and conditions contained in this Agreement and on the  basis of the  representations  and  warranties  contained  in this  Agreement,  on the  Closing  Date,  the
Acquiring Fund shall assume and  thereafter in due course pay and fully satisfy,  discharge or perform the Acquired
Fund Ordinary  Course  Liabilities.  For avoidance of doubt,  the Acquiring  Fund shall not assume or agree to pay, satisfy,  discharge or perform any contingent  liabilities,  or any  liabilities  arising under any plan adopted by the  Acquired  Fund under Rule 12b-1 with respect to the sale of the  Acquired  Fund's  shares prior to the Closing
Date.

         1.4 LIQUIDATION  AND  DISTRIBUTION.  On or as soon after the Closing Date as is conveniently  practicable:
(a)-the  Acquired Fund will distribute in complete  liquidation of the Acquired Fund,  pro-rata to its shareholders of record,  determined as of the close of business on the Closing Date (the "Acquired Fund  Shareholders"),  all of
the Acquiring Fund Shares received by the Acquired Fund pursuant to  paragraph-1.1;  and (b)-the Acquired Fund will thereupon  proceed to dissolve  and  terminate  as set forth in  paragraph-1.8  below.  Such  distribution  will be accomplished  by the transfer of Acquiring  Fund Shares  credited to the account of the Acquired  Fund on the books of the  Acquiring  Fund to open  accounts on the share  records of the  Acquiring  Fund in the name of the Acquired
Fund  Shareholders,   and  representing  the  respective   pro-rata  number  of  Acquiring  Fund  Shares  due  such
shareholders.  All  issued  and  outstanding  shares  of the  Acquired  Fund  (the  "Acquired  Fund  Shares")  will simultaneously  be canceled on the books of the Acquired  Fund.  The  Acquiring  Fund shall not issue  certificates representing  Acquiring  Fund Shares in connection  with such  transfer.  After the Closing Date, the Acquired Fund shall not conduct any business except in connection with its termination.

         1.5  OWNERSHIP OF SHARES.  Ownership of Acquiring  Fund Shares will be shown on the books of the Acquiring
Fund's  transfer  agent.  Acquiring  Fund Shares will be issued  simultaneously  to the Acquired Fund, in an amount equal in value to the  aggregate net asset value of the Acquired Fund Shares,  to be  distributed  to Acquired Fund
Shareholders.

         1.6 TRANSFER  TAXES.  Any  transfer  taxes  payable  upon the issuance of Acquiring  Fund Shares in a name other than the  registered  holder of the Acquired  Fund Shares on the books of the  Acquired  Fund as of that time shall,  as a condition of such issuance and transfer,  be paid by the person to whom such Acquiring Fund Shares are to be issued and transferred.

         1.7 REPORTING  RESPONSIBILITY.  Any reporting  responsibility of the Acquired Fund is and shall remain the responsibility of the Acquired Fund.

         1.8  TERMINATION.  The  Acquired  Fund shall be  terminated  promptly  following  the Closing Date and the making of all distributions pursuant to paragraph-1.4.

         1.9 BOOKS AND  RECORDS.  All books and  records of the  Acquired  Fund,  including  all books and  records required to be maintained  under the  Investment  Company Act of 1940,  as amended (the "1940 Act"),  and the rules and regulations  thereunder,  shall be available to the Acquiring Fund from and after the Closing Date and shall be turned over to the Acquiring Fund as soon as practicable following the Closing Date.

ARTICLE II

                                                     VALUATION

         2.1 VALUATION OF ASSETS.  The value of the Acquired  Fund's  assets to be acquired by the  Acquiring  Fund hereunder  shall be the value of such assets at the closing on the Closing  Date,  using the  valuation  procedures set forth in the  Acquiring  Fund's  Amended  and  Restated  Agreement  and  Declaration  of Trust,  Bylaws and the
Acquiring Fund's then current prospectus and statement of additional information.

         2.2  VALUATION OF SHARES.  The net asset value per share of  Acquiring  Fund Shares shall be the net asset value per share  computed at the closing on the  Closing  Date,  using the  valuation  procedures  set forth in the
Acquiring  Fund's Amended and Restated  Agreement and  Declaration of Trust,  Bylaws and the Acquiring  Fund's then current prospectus and statement of additional information.

         2.3 SHARES TO BE ISSUED.  The number of the  Acquiring  Fund's shares to be issued  (including  fractional shares, if any) in exchange for the Acquired Fund's assets, shall be determined as set forth in paragraph 1.1.

         2.4  DETERMINATION  OF VALUE.  All  computations  of value  shall be made by American  Century  Investment
Management, Inc., on behalf of the Acquiring Fund and the Acquired Fund.

ARTICLE III

                                             CLOSING AND CLOSING DATE

         3.1 CLOSING  DATE.  The closing  shall occur on or about  August 31,  2007,  or such other  date(s) as the parties may agree to in writing  (the  "Closing  Date").  All acts taking  place at the closing  shall be deemed to take place at 4:00 p.m.,  Eastern Time, on the Closing Date unless  otherwise  provided  herein.  The closing shall be held at the offices of American Century  Investments,  4500 Main Street,  Kansas City, Missouri  64111-0141,  or
at such other time and/or place as the parties may agree.

         3.2 CUSTODIAN'S  CERTIFICATE.  The Acquired Fund shall cause JPMorgan Chase Banks,  N.A., as custodian for the Acquired Fund (the  "Custodian"),  to deliver at the Closing a certificate  of an  authorized  officer  stating that:  (a) the  Acquired  Fund's  portfolio  securities,  cash,  and any other assets have been delivered in proper form to the Acquiring Fund on the Closing Date; and (b) all  necessary taxes  including all applicable  federal and state stock  transfer  stamps,  if any,  shall have been paid,  or provision  for payment  shall have been made, in conjunction with the delivery of portfolio securities by the Acquired Fund.

         3.3 EFFECT OF SUSPENSION  IN TRADING.  In the event that on the scheduled  Closing Date,  either:  (a) the
New York Stock Exchange  ("NYSE") or another  primary  exchange on which the portfolio  securities of the Acquiring
Fund or the Acquired  Fund are purchased or sold,  shall be closed to trading or trading on such exchange  shall be restricted;  or  (b)-trading  or the  reporting  of trading on the NYSE or  elsewhere  shall be  disrupted  so that accurate  appraisal of the value of the net assets of the  Acquiring  Fund or the Acquired  Fund is  impracticable, the Closing Date shall be postponed  until the first  business day after the day when trading is fully  resumed and reporting is restored.

         3.4 TRANSFER  AGENT'S  CERTIFICATE.  The Acquired  Fund shall cause  American  Century  Services,  LLC, as transfer  agent for the  Acquired  Fund as of the  Closing  Date,  to deliver at the  Closing a  certificate  of an authorized  officer  stating that its records  contain the names and addresses of Acquired Fund  Shareholders,  and the number and percentage  ownership of outstanding shares owned by each such shareholder  immediately prior to the
Closing.  The Acquiring Fund shall issue and deliver or cause American Century  Services,  LLC, its transfer agent, to issue and deliver a  confirmation  evidencing  Acquiring  Fund Shares to be credited on the Closing  Date to the
Secretary of the Trust or provide  evidence  satisfactory  to the Acquired Fund that the Acquiring Fund Shares have been  credited to the Acquired  Fund's  account on the books of the  Acquiring  Fund.  At the  Closing,  each party shall  deliver  to the other such bills of sale,  checks,  assignments,  share  certificates,  receipts,  officer's
certificates,  transfer  agent  certificates,   custodian  certificates,   opinions,  and  other  certificates  and
documents, if any, as such other party or its counsel may reasonably request.

ARTICLE IV

                                          REPRESENTATIONS AND WARRANTIES

         4.1  REPRESENTATIONS  OF THE ACQUIRED  FUND.  The Trust,  on behalf of the Acquired  Fund,  represents and warrants to the Trust on behalf of the Acquiring Fund as follows:

a)       The Acquired Fund is a legally  designated,  separate series of a business trust duly  organized,  validly existing and in good standing under the laws of Massachusetts.

b)       The Trust is  registered  as an  open-end  management  investment  company  under  the 1940  Act,  and the
         Acquired  Fund's  registration  with the  Securities  and Exchange  Commission  (the  "Commission")  as an
         investment company under the 1940 Act is in full force and effect.

c)       The current  prospectus  and  statement of  additional  information  of the  Acquired  Fund conform in all material  respects to the  applicable  requirements  of the  Securities Act of 1933, as amended (the "1933
         Act"),  and the 1940  Act,  and the  rules and  regulations  thereunder,  and do not  include  any  untrue statement  of a material  fact or omit to state any  material  fact  required to be stated or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

d)       The Acquired  Fund is not, and the  execution,  delivery,  and  performance  of this  Agreement  will not, result in the violation of any  provision of the Trust's  Amended and Restated  Agreement and  Declaration
         of Trust or By-Laws  or of any  material  agreement,  indenture,  instrument,  contract,  lease,  or other undertaking to which the Acquired Fund is a party or by which it is bound.

e)       The Acquired Fund has no material  contracts or other  commitments  (other than this  Agreement) that will be  terminated  with  liability  to it before the  Closing  Date,  except for  liabilities,  if any, to be discharged as provided in paragraph-1.3 hereof.

f)       No litigation,  administrative  proceeding,  or investigation of or before any court or governmental  body is presently  pending or to its knowledge  threatened  against the Acquired Fund or any of its  properties or  assets,  which,  if  adversely  determined,  would  materially  and  adversely  affect  its  financial condition,  the  conduct  of  its  business,  or the  ability  of the  Acquired  Fund  to  carry  out  the transactions  contemplated  by this  Agreement.  The  Acquired  Fund knows of no facts that might form the basis for the  institution of such  proceedings  and is not a party to or subject to the provisions of any order,  decree,  or judgment of any court or governmental  body that materially and adversely  affects its business or its ability to consummate the transactions contemplated herein.

g)       The financial  statements of the Acquired Fund as of August 31, 2006,  and for the fiscal year then ended, have  been  prepared  in  accordance  with  generally  accepted  accounting  principles,  and  audited  by
         PricewaterhouseCoopers  LLP,  independent  registered public accounting firm, and such statements  (copies of which  have been  furnished  to the  Acquiring  Fund)  fairly  and  accurately  reflect  the  financial condition of the  Acquired  Fund as of such date,  and there are no known  contingent  liabilities  of the
         Acquired Fund as of such date that are not disclosed in such statements.

h)       The unaudited  financial  statements of the Acquired Fund as of February 28, 2007,  and for the six months then ended,  have been prepared in accordance  with generally  accepted  accounting  principles,  and such statements  (copies of which have been furnished to the Acquiring Fund) fairly and accurately  reflect the financial  condition of the Acquired Fund as of such date, and there are no known  contingent  liabilities of the Acquired Fund as of such date that are not disclosed in such statements.

i)       Since the date of the  financial  statements  referred to in  subparagraph (h)  above,  there have been no material  adverse  changes in the Acquired Fund's  financial  condition,  assets,  liabilities or business
         (other than changes  occurring in the ordinary  course of  business),  or any  incurrence  by the Acquired
         Fund of indebtedness  maturing more than one year from the date such indebtedness was incurred,  except as identified  and  disclosed by the Acquired  Fund on Schedule  4.1 to this  Agreement.  For the purposes of this  subparagraph (i),  a decline in the net asset value of the Acquired  Fund in and of itself shall not constitute a material adverse change.

j)       All  federal and other tax returns and  reports of the  Acquired  Fund  required by law to be filed,  have been timely and  accurately  filed,  and all federal and other taxes shown due on such returns and reports have been paid,  or provision  shall have been made for the payment  thereof.  To the best of the Acquired
         Fund's  knowledge,  no such return is currently  under audit,  and no  assessment  has been  asserted with respect to such returns.

k)       All issued and outstanding  Acquired Fund Shares are duly and validly issued and  outstanding,  fully paid and  non-assessable  by the Acquired  Fund. All of the issued and  outstanding  Acquired Fund Shares will, at the time of the  Closing  Date,  be held by the  persons and in the amounts set forth in the records of the Acquired  Fund's  transfer  agent as provided in  paragraph 3.4.  The Acquired Fund has no outstanding options,  warrants,  or other rights to subscribe for or purchase any of the Acquired Fund Shares, and has no outstanding securities convertible into any of the Acquired Fund Shares.

l)       At the Closing Date, the Acquired Fund will have good and marketable  title to the Acquired  Fund's assets to be transferred to the Acquiring Fund pursuant to  paragraph 1.2,  and full right,  power, and authority to sell,  assign,  transfer,  and deliver such assets  hereunder,  free of any lien or other  encumbrance, except those liens or  encumbrances  to which the Acquiring Fund has received  notice,  and, upon delivery and payment for such assets,  and the filing of any articles,  certificates  or other  documents under the laws of  Massachusetts,  the  Acquiring  Fund  will  acquire  good and  marketable  title,  subject  to no restrictions  on the full transfer of such assets,  other than such  restrictions as might arise under the
         1933 Act or the 1940 Act, and other than as disclosed to and accepted by the Acquiring Fund.

m)       The execution,  delivery and  performance  of this  Agreement  have been duly  authorized by all necessary action on the part of the Acquired  Fund and its Board of Trustees.  This  Agreement  constitutes  a valid and binding  obligation of the Acquired  Fund,  enforceable  in accordance  with its terms,  subject as to enforcement,  to  bankruptcy,  insolvency,  reorganization,  moratorium,  and other  laws  relating  to or affecting creditors' rights and to general equity principles.

n)       The  information  to be  furnished  by the  Acquired  Fund for use in  documents  that may be necessary in connection with the transactions  contemplated  herein shall comply in all material  respects with federal securities  and other laws and  regulations  and will not contain any untrue  statement of a material fact or omit to state a material  fact required to be stated or necessary to make the  statements,  in light of the circumstances under which such statements were made, not misleading.

o)       The Acquired Fund has elected to qualify and has qualified as a "regulated  investment  company" under the
         Code (a "RIC"),  as of and since its first taxable year;  has been a RIC under the Code at all times since the end of its first  taxable year when it so  qualified;  and qualifies and will continue to qualify as a
         RIC under the Code for its taxable year ending upon its liquidation.

p)       No  governmental  consents,  approvals,  authorizations  or filings are  required  under the 1933 Act, the
         Securities  Exchange Act of 1934, as amended (the "1934 Act"), the 1940 Act or  Massachusetts  law for the
         execution of this Agreement by the Trust,  for itself and on behalf of the Acquired  Fund,  except for the filing of any articles,  certificates  or other  documents that may be required under  Massachusetts  law, and except for such other consents,  approvals,  authorizations and filings as have been made or received, and except for such consents,  approvals,  authorizations and filings as may be required subsequent to the
         Closing Date.

         4.2  REPRESENTATIONS  OF THE ACQUIRING  FUND.  The Trust on behalf of the Acquiring  Fund  represents  and warrants to the Trust on behalf of the Acquired Fund as follows:

a)       The Acquiring Fund is a legally  designated,  separate series of a business trust duly organized,  validly existing and in good standing under the laws of Massachusetts.

b)       The Trust is  registered  as an  open-end  management  investment  company  under  the 1940  Act,  and the
         Acquiring Fund's  registration with the Commission as an investment  company under the 1940 Act is in full force and effect.

c)       The current  prospectus  and statement of  additional  information  of the  Acquiring  Fund conform in all material  respects  to the  applicable  requirements  of the 1933 Act and the 1940 Act,  and the rules and regulations  thereunder,  and do not include any untrue  statement of a material fact or omit to state any material  fact  required  to be  stated or  necessary  to make such  statements  therein,  in light of the circumstances under which they were made, not misleading.

d)       The Acquiring Fund is not in violation of, and the execution,  delivery and  performance of this Agreement will not result in a  violation  of any  provision  of the  Trust's  Amended and  Restated  Agreement  and
         Declaration of Trust or By-Laws or of any material agreement, indenture,  instrument,  contract, lease, or other undertaking to which the Acquiring Fund is a party or by which it is bound.

e)       No litigation,  administrative  proceeding,  or investigation of or before any court or governmental  body is presently  pending or to its knowledge  threatened  against the Acquiring Fund or any of its properties or  assets,  which,  if  adversely  determined,  would  materially  and  adversely  affect  its  financial condition,  the  conduct  of its  business,  or the  ability  of the  Acquiring  Fund  to  carry  out  the transactions  contemplated  by this  Agreement.  The Acquiring  Fund knows of no facts that might form the basis for the  institution  of such  proceedings  and it is not a party to or subject to the provisions of any order,  decree,  or judgment of any court or governmental  body that materially and adversely  affects its business or its ability to consummate the transaction contemplated herein.

f)       The  financial  statements  of the  Acquiring  Fund as of August 31,  2006,  and for the fiscal  year then ended,  have been prepared in accordance with generally  accepted  accounting  principles,  and audited by
         PricewaterhouseCoopers  LLP,  independent  registered public accounting firm, and such statements  (copies of which have been furnished to the Acquired Fund) fairly and accurately  reflect the financial  condition of the Acquiring  Fund as of such date,  and there are no known  contingent  liabilities  of the Acquiring
         Fund as of such date that are not disclosed in such statements.

g)       The unaudited  financial  statements of the Acquiring Fund as of February 28, 2007, and for the six months then ended,  have been prepared in accordance  with generally  accepted  accounting  principles,  and such statements  (copies of which have been furnished to the Acquired  Fund) fairly and accurately  reflect the financial  condition of the Acquiring Fund as of such date, and there are no known contingent  liabilities of the Acquiring Fund as of such date that are not disclosed in such statements.

h)       Since the date of the  financial  statements  referred to in  subparagraph-(g)  above,  there have been no material  adverse changes in the Acquiring  Fund's financial  condition,  assets,  liabilities or business
         (other than changes  occurring in the ordinary  course of  business),  or any  incurrence by the Acquiring
         Fund of indebtedness  maturing more than one year from the date such indebtedness was incurred,  except as identified  and disclosed by the  Acquiring  Fund on Schedule 4.2 to this  Agreement.  For the purposes of this  subparagraph-(h),  a decline in the net asset value of the Acquiring Fund in and of itself shall not constitute a material adverse change.

i)       All federal and other tax returns and  reports of the  Acquiring  Fund  required by law to be filed,  have been timely and  accurately  filed and all  federal and other taxes shown due on such  returns and reports have been  paid,  or  provision  shall  have been made for  their  payment.  To the best of the  Acquiring
         Fund's  knowledge,  no such return is currently  under audit,  and no  assessment  has been  asserted with respect to such returns.

j)       All issued and outstanding  Acquiring Fund Shares are duly and validly issued and outstanding,  fully paid and  non-assessable  by the Acquiring Fund. The Acquiring Fund has no outstanding  options,  warrants,  or other rights to subscribe for or purchase any Acquiring  Fund Shares,  and has no  outstanding  securities convertible into any Acquiring Fund Shares.

k)       The execution,  delivery and  performance  of this  Agreement  have been duly  authorized by all necessary action on the part of the Acquiring  Fund and its Board of  Directors,  and this  Agreement  constitutes a valid and binding obligation of the Acquiring Fund,  enforceable in accordance with its terms,  subject as to  enforcement,  to bankruptcy,  insolvency,  reorganization,  moratorium,  and other laws relating to or affecting creditors' rights and to general equity principles.

l)       Acquiring  Fund Shares to be issued and  delivered  to the  Acquired  Fund for the account of the Acquired
         Fund  Shareholders  pursuant to the terms of this  Agreement  will,  at the Closing  Date,  have been duly authorized.  When so issued and  delivered,  such shares will be duly and validly  issued  Acquiring  Fund
         Shares, and will be fully paid and non-assessable.

m)       The  information  to be furnished  by the  Acquiring  Fund for use in  documents  that may be necessary in connection with the transactions  contemplated  herein shall comply in all material  respects with federal securities  and other laws and  regulations  and will not contain any untrue  statement of a material fact or omit to state a material  fact required to be stated or necessary to make the  statements,  in light of the circumstances under which such statements were made, not misleading.

n)       The  Acquiring  Fund has elected to qualify and has qualified as a RIC under the Code, as of and since its first  taxable  year;  has been a RIC under the Code at all times since the end of its first  taxable year when it so  qualified;  and  qualifies  and  shall  continue  to  qualify  as a RIC under the Code for its current taxable year.

o)       No governmental consents,  approvals,  authorizations or filings are required under the 1933 Act, the 1934
         Act, the 1940 Act or Massachusetts  law for the execution of this Agreement by the Trust, for itself,  and behalf of the Acquiring  Fund,  except for the filing of any  articles,  certificates  or other  documents
         that  may  be  required  under  Massachusetts  law,  and  except  for  such  other  consents,   approvals,
         authorizations  and  filings  as have been made or  received,  and except  for such  consents,  approvals, authorizations and filings as may be required subsequent to the Closing Date.

p)       The  Acquiring  Fund  agrees to use all  reasonable  efforts to obtain the  approvals  and  authorizations required  by the 1933  Act,  the 1940  Act,  and any  state  blue  sky or  securities  laws as it may deem appropriate in order to continue its operations after the Closing Date.

ARTICLE V

                               COVENANTS OF THE ACQUIRING FUND AND THE ACQUIRED FUND

         5.1  OPERATION  IN  ORDINARY  COURSE.  The  Acquiring  Fund and the  Acquired  Fund will each  operate its respective  business in the ordinary  course  between the date of this  Agreement  and the Closing  Date,  it being understood that such ordinary  course of business will include  customary  dividends and shareholder  purchases and redemptions.

         5.2  INVESTMENT  REPRESENTATION.  The Acquired Fund  covenants that the Acquiring Fund Shares to be issued pursuant  to this  Agreement  are not being  acquired  for the  purpose of making any  distribution,  other than in connection with the Reorganization and in accordance with the terms of this Agreement.

         5.3  ADDITIONAL  INFORMATION.  The  Acquired  Fund  will  assist  the  Acquiring  Fund in  obtaining  such information  as the Acquiring  Fund  reasonably  requests  concerning  the  beneficial  ownership of the Acquired
  Fund's shares.

         5.4 FURTHER  ACTION.  Subject to the  provisions of this  Agreement,  the Acquiring  Fund and the Acquired
Fund  will  each  take or cause to be  taken,  all  action,  and do or cause  to be  done,  all  things  reasonably necessary,  proper or advisable to consummate and make effective the  transactions  contemplated by this Agreement, including any actions required to be taken after the Closing Date.

         5.5  STATEMENT  OF EARNINGS  AND PROFITS.  As promptly as  practicable,  but in any case within sixty days after the  Closing  Date,  the  Acquired  Fund shall  furnish the  Acquiring  Fund,  in such form as is  reasonably satisfactory  to the  Acquiring  Fund, a statement  of the  earnings  and profits of the Acquired  Fund for federal income tax purposes that will be carried over by the Acquiring  Fund as a result of  Section 381  of the Code,  and which will be certified by the Trust's Treasurer.

         5.6  DISTRIBUTIONS.  On or before the Closing  Date,  the  Acquired  Fund shall have  declared  and paid a dividend or dividends  which,  together with all previous such dividends,  shall have the effect of distributing to the Acquired Fund  Shareholders  all of the Acquired Fund's  investment  company taxable income  (computed  without regard to any deduction for dividends  paid), if any, plus the excess,  if any, of its interest  income  excludible from  gross  income  under  Section  103(a) of the Code  over its  deductions  disallowed  under  Sections 265  and
171(a)(2)  of the Code for all taxable  periods or years ending on or before the Closing  Date,  and all of its net capital gains realized  (after  reduction for any capital loss carry  forward),  if any, in all taxable  periods or years ending on or before the Closing  Date.  In addition,  the Acquired  Fund shall  declare and pay any dividends for the period  between the Closing Date and the next  business day following the Closing Date to the Acquired Fund
Shareholders.

         5.7 TAX RETURNS.  The Acquiring  Fund and the Acquired  Fund agree to cooperate  with each other after the
Closing in filing any tax return,  amended  return or claim for  refund,  determining  a  liability  for taxes or a right to a refund of taxes or participating in or conducting any audit or other proceeding in respect of taxes.

         5.8  CONFIRMATION  OF TAX BASIS.  The Acquired  Fund shall  deliver to the  Acquiring  Fund on the Closing
Date  confirmations  or other  adequate  evidence  as to the tax basis  and  holding  period of each of the  Assets delivered to the Acquiring Fund hereunder.

ARTICLE VI

                             CONDITIONS PRECEDENT TO OBLIGATIONS OF THE ACQUIRED FUND

                  The  obligations  of the Acquired Fund to consummate the  transactions  provided for herein shall be subject,  at its election,  to the  performance by the Acquiring Fund of all the  obligations to be performed by the  Acquiring  Fund  pursuant to this  Agreement,  on or before the Closing Date and, in addition,  subject to the following conditions:

         6.1 All  representations,  covenants,  and  warranties of the Acquiring  Fund  contained in this Agreement shall be true and correct in all  material  respects as of the date  hereof and as of the  Closing  Date,  with the same force and effect as if made on and as of the Closing  Date.  The  Acquiring  Fund shall have  delivered to the
Acquired Fund on such Closing Date a certificate  executed in the  Acquiring  Fund's name by the Trust's  President or Vice  President and its Treasurer or Assistant  Treasurer,  in form and substance  satisfactory  to the Acquired
Fund and dated as of the Closing  Date,  to such  effect and as to such other  matters as the  Acquired  Fund shall reasonably request.

ARTICLE VII

                             CONDITIONS PRECEDENT TO OBLIGATIONS OF THE ACQUIRING FUND

                  The  obligations of the Acquiring Fund to consummate the  transactions  provided for herein shall be subject,  at its election,  to the  performance  by the Acquired Fund of all the  obligations to be performed by the Acquired Fund pursuant to this Agreement,  on or before the Closing Date and, in addition,  shall be subject to the following conditions:

         7.1 All  representations,  covenants,  and  warranties  of the Acquired Fund  contained in this  Agreement shall be true and correct in all  material  respects as of the date  hereof and as of the  Closing  Date,  with the same force and effect as if made on and as of such  Closing  Date.  The Acquired  Fund shall have  delivered to the
Acquiring  Fund on such Closing Date a certificate  executed in the Acquired  Fund's name by the Trust's  President or Vice President and its Treasurer or Assistant  Treasurer,  in form and substance  satisfactory  to the Acquiring
Fund and dated as of such Closing Date,  to such effect and as to such other  matters as the  Acquiring  Fund shall reasonably request.

         7.2 The Acquired  Fund shall have  delivered  to the  Acquiring  Fund a statement  of the Acquired  Fund's assets and liabilities,  together with a list of the Acquired Fund's portfolio  securities showing the tax costs of such  securities  by lot and the holding  periods of such  securities,  as of the Closing  Date,  certified  by the
Treasurer of the Trust.

ARTICLE VIII

                                FURTHER CONDITIONS PRECEDENT TO OBLIGATIONS OF THE
                                         ACQUIRING FUND AND ACQUIRED FUND

         If any of the  conditions  set forth below do not exist on or before the Closing  Date with respect to the
Acquired Fund or the Acquiring  Fund, the other party to this Agreement  shall,  at its option,  not be required to consummate the transactions contemplated by this Agreement:

         8.1 This Agreement and the  transactions  contemplated  herein,  with respect to the Acquired Fund,  shall have been  approved by the  requisite  vote of the Board of  Trustees in  accordance  with  applicable  law and the provisions of the Trust's  Amended and Restated  Agreement and Declaration of Trust and By-Laws.  Certified  copies of the  resolutions  evidencing  such approval  shall have been  delivered to the Acquiring  Fund.  Notwithstanding anything  herein to the contrary,  neither the Acquiring  Fund nor the Acquired Fund may waive the  conditions  set forth in this paragraph 8.1.

         8.2 On the Closing Date, the Commission  shall not have issued an unfavorable  report under  Section 25(b)
of the 1940 Act, or instituted any proceeding  seeking to enjoin the consummation of the transactions  contemplated by this Agreement under Section 25(c) of the 1940 Act.  Furthermore,  no action,  suit or other proceeding shall be threatened or pending  before any court or  governmental  agency in which it is sought to restrain or prohibit,  or obtain damages or other relief in connection with this Agreement or the transactions contemplated herein.

         8.3 All required consents of other parties and all other consents,  orders, and permits of federal,  state and  local  regulatory  authorities  (including  those  of the  Commission  and of  state  securities  authorities, including any necessary  "no-action"  positions and exemptive  orders from such federal and state  authorities)  to permit  consummation  of the  transactions  contemplated  herein shall have been obtained,  except where failure to obtain any such consent,  order,  or permit would not involve a risk of a material  adverse effect on the assets or properties  of the  Acquiring  Fund or the  Acquired  Fund,  provided  that either  party hereto may waive any such conditions for itself.

         8.4 The  parties  shall have  received an opinion of Reed Smith LLP  substantially  to the effect that for federal income tax purposes:

a)       The transfer of all of the Acquired  Fund's assets to the Acquiring  Fund solely in exchange for Acquiring
         Fund Shares  (followed by the  distribution of Acquiring Fund Shares to the Acquired Fund  Shareholders in
         dissolution and liquidation of the Acquired Fund) will  constitute a  "reorganization"  within the meaning of  Section 368(a)  of the Code,  and the Acquiring  Fund and the Acquired Fund will each be a "party to a reorganization" within the meaning of Section 368(b) of the Code.

b)       No gain or loss will be recognized  by the  Acquiring  Fund upon the receipt of the assets of the Acquired
         Fund solely in exchange for Acquiring Fund Shares.

c)       No gain or loss will be recognized  by the Acquired  Fund upon the transfer of the Acquired  Fund's assets to the  Acquiring  Fund solely in exchange for  Acquiring  Fund Shares or upon the  distribution  (whether actual or  constructive)  of Acquiring  Fund Shares to Acquired  Fund  Shareholders  in exchange for their
         Acquired Fund Shares.

d)       No gain or loss will be  recognized  by any Acquired  Fund  Shareholder  upon the exchange of its Acquired
         Fund Shares for Acquiring Fund Shares.

e)       The aggregate tax basis of the Acquiring Fund Shares received by each Acquired Fund  Shareholder  pursuant to the  Reorganization  will be the same as the aggregate tax basis of the Acquired Fund Shares held by it immediately  prior to the  Reorganization.  The holding  period of the Acquiring  Fund Shares  received by each Acquired  Fund  Shareholder  will include the period during which the Acquired Fund Shares  exchanged therefore were held by such  shareholder,  provided the Acquired Fund Shares are held as capital assets at the time of the Reorganization.

f)       The tax basis of the Acquired  Fund's assets  acquired by the  Acquiring  Fund will be the same as the tax basis of such assets to the Acquired Fund  immediately  prior to the  Reorganization.  The holding  period of the assets of the  Acquired  Fund in the hands of the  Acquiring  Fund will  include the period  during which those assets were held by the Acquired Fund.

         Such  opinion  shall  be based on  customary  assumptions  and such  representations  Reed  Smith  LLP may reasonably  request,  and the  Acquired  Fund and  Acquiring  Fund will  cooperate to make and certify the accuracy of such  representations.  The  foregoing  opinion may state that no opinion is  expressed  as to the  effect  of the  Reorganization  on the  Acquiring  Fund,  the  Acquired  Fund  or any  Acquired  Fund
         Shareholder  with respect to any asset as to which  unrealized  gain or loss is required to be  recognized for federal income tax purposes at the end of a taxable year (or on the  termination or transfer  thereof)
         under a  mark-to-market  system of accounting.  Notwithstanding  anything herein to the contrary,  neither the Acquiring Fund nor the Acquired Fund may waive the conditions set forth in this paragraph 8.4.

ARTICLE IX

                                                     EXPENSES

         As soon as practical after the Closing,  American Century Investment  Management,  Inc., as advisor to the
  Acquiring  Fund shall  bear the  expenses  associated  with the  Reorganization.  The  Acquiring  Fund shall bear expenses  associated  with  the  qualification  of  Acquiring  Fund  Shares  for  sale  in  the  various  states.
  Reorganization  expenses  include,  without  limitation:  (a)-accounting  fees;  (b) legal  fees incurred by each
  Fund; and (c)-other related administrative or operational costs.

                                                      ARTICLE X

                                      ENTIRE AGREEMENT; SURVIVAL OF WARRANTIES

         10.1 The Trust,  on behalf of the Acquiring  Fund, and the Trust,  on behalf of the Acquired  Fund,  agree that neither party has made to the other party any  representation,  warranty and/or covenant not set forth herein, and that this Agreement constitutes the entire agreement between the parties.

         10.2 Except as  specified in the next  sentence set forth in this  paragraph  10.2,  the  representations, warranties,  and covenants  contained in this Agreement or in any document  delivered  pursuant to or in connection with  this  Agreement,  shall  not  survive  the  consummation  of the  transactions  contemplated  hereunder.  The covenants  to be  performed  after the  Closing  Date  shall  continue  in effect  beyond the  consummation  of the transactions contemplated hereunder.

ARTICLE X                                                         I

                                                    TERMINATION

         This  Agreement  may be terminated by the mutual  agreement of the Trust and the Trust.  In addition,  the
Trust may at its option terminate this Agreement at or before the Closing Date due to:

a)       a breach by the other of any  representation,  warranty,  or agreement contained herein to be performed at or before the Closing Date, if not cured within 30 days;

b)       a condition  herein  expressed to be precedent to the  obligations of the  terminating  party that has not been met and it reasonably appears that it will not or cannot be met; or

c)       a determination by the Trust's Board of Trustees,  that the consummation of the transactions  contemplated herein is not in the best  interest of the  Acquired  Fund or  Acquiring  Fund,  respectively,  and notice given to the other party hereto.

In the event of any such  termination,  in the absence of willful default,  there shall be no liability for damages on the part of the Acquiring Fund, the Acquired Fund, or the Trust, or their respective  directors or officers,  to the other party or its directors or officers.

ARTICLE XI                                                        I

                                                    AMENDMENTS

         This Agreement may be amended,  modified,  or  supplemented  in such manner as may be mutually agreed upon in writing by the officers of the Trust as specifically authorized by the Board of Trustees.

ARTICLE XII                                                       I

                                HEADINGS; COUNTERPARTS; GOVERNING LAW; ASSIGNMENT;
                                              LIMITATION OF LIABILITY

         13.1     The Article and paragraph  headings  contained in this Agreement are for reference  purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         13.2     This  Agreement may be executed in any number of  counterparts,  each of which shall be deemed an original.

         13.3     This  Agreement  shall be governed by and construed in  accordance  with the laws of the State of
Missouri, without regard to the conflict of laws rules of that or any other jurisdiction.

         13.4     This  Agreement  shall bind and inure to the benefit of the parties  hereto and their  respective successors  and assigns,  but,  except as provided in this  paragraph,  no assignment or transfer  hereof or of any rights or  obligations  hereunder  shall be made by any party  without  the  written  consent  of the other  party.
Nothing herein  expressed or implied is intended or shall be construed to confer upon or give any person,  firm, or corporation,  other than the parties hereto and their  respective  successors  and assigns,  any rights or remedies under or by reason of this Agreement.



         IN WITNESS  WHEREOF,  the parties have duly  executed  this  Agreement,  all as of the date first  written above.






                                                     AMERICAN CENTURY CALIFORNIA
                                                     TAX-FREE AND MUNICIPAL FUNDS
                                                     on behalf of its portfolio,
                                                     CALIFORNIA LIMITED-TERM TAX-FREE FUND


                                                     By:           /s/ Charles A. Etherington
                                                           Name: Charles A. Etherington
                                                           Title:   Senior Vice President



                                                     AMERICAN CENTURY CALIFORNIA
                                                     TAX-FREE AND MUNICIPAL FUNDS
                                                     on behalf of its portfolio,
                                                     CALIFORNIA TAX-FREE BOND FUND


                                                     By:                  /s/ David H. Reinmiller
                                                           Name: David H. Reinmiller
                                                           Title:   Vice President

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